EXHIBIT 99.3
Combined Financial Statements of
ENERGY SERVICES AND INTERNATIONAL CONTRACT DRILLING,
Divisions of Precision Drilling Corporation
Periods ended June 30, 2005 and 2004
(Unaudited)

ENERGY SERVICES AND INTERNATIONAL CONTRACT DRILLING,
Divisions of Precision Drilling Corporation
Interim Combined Balance Sheets
(Stated in thousands of dollars)

	June 30,	December 31,
	2005	2004

	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$46,866	$89,199
Accounts receivable	355,545	343,693
Inventory	120,788	104,356
Future tax asset	12,427	8,711

	535,626	545,959

Property, plant and equipment, net of accumulated depreciation	989,886	982,371
Intangibles, net of accumulated amortization	184,621	190,950
Goodwill	449,279	449,181
Future tax asset	26,166	67,054

	$2,185,578	$2,235,515

Liabilities and Divisional Equity

Current liabilities:
Accounts payable and accrued liabilities	$190,019	$205,261
Income taxes payable	21,185	19,384
Future tax liability	4,664	4,124

	215,868	228,769

Due to parent company and affiliates	177,025	307,724
Future tax liability	70,339	113,716

Divisional equity:
Equity	1,784,060	1,644,492
Cumulative foreign translation adjustment	(61,714)	(59,186)

	1,722,346	1,585,306

	$2,185,578	$2,235,515

See accompanying notes to interim combined financial statements.

ENERGY SERVICES AND INTERNATIONAL CONTRACT DRILLING,
Divisions of Precision Drilling Corporation
(Unaudited)
Interim Combined Statements of Earnings and Equity
(Stated in thousands of dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenue	$295,218	$233,009	$649,655	$491,706

Expenses:
Operating	202,844	165,698	418,744	332,051
General and administrative	32,555	26,437	63,161	47,350
Depreciation and amortization	36,371	28,915	69,667	52,220
Research and engineering	10,416	12,849	21,739	24,107
Foreign exchange	2,941	(1,737)	(584)	(806)

	285,127	232,162	572,727	454,922

Operating earnings	10,091	847	76,928	36,784
Interest expense	358	164	294	134

Earnings before income taxes and non-controlling interest	9,733	683	76,634	36,650

Income taxes:
Current (recovery)	(2,365)	6,123	23,397	21,886
Future (reduction)	556	(8,275)	(5,853)	(11,944)

	(1,809)	(2,152)	17,544	9,942

Earnings before non-controlling interest	11,542	2,835	59,090	26,708
Non-controlling interest	—	242	—	242

Net earnings	11,542	2,593	59,090	26,466
Equity, beginning of period	1,710,529	963,053	1,644,492	729,180
Advances from parent	59,805	389,235	76,780	598,742
Stock-based compensation	2,184	506	3,698	999

Equity, end of period	$1,784,060	$1,355,387	$1,784,060	$1,355,387

See accompanying notes to interim combined financial statements.

ENERGY SERVICES AND INTERNATIONAL CONTRACT DRILLING,
Divisions of Precision Drilling Corporation
(Unaudited)
Interim Combined Statements of Cash Flow
(Stated in thousands of dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Cash provided by (used in):
Operations:
Net earnings	$11,542	$2,593	$59,090	$26,466
Items not affecting cash:
Depreciation and amortization	38,866	31,090	74,095	55,307
Stock-based compensation	2,184	506	3,698	999
Gain on disposal of assets	(2,495)	(2,175)	(4,428)	(3,087)
Future income taxes	556	(8,275)	(5,853)	(11,944)
Non-controlling interest	—	242	—	242
Unrealized foreign exchange gain on long-term monetary items and other	(3,312)	(1,332)	(12,486)	(2,092)

Funds provided by operations	47,341	22,649	114,116	65,891
Change in non-cash working capital balances	31,638	(3,224)	(42,257)	(28,413)

	78,979	19,425	71,859	37,478

Investments:
Business acquisitions, net of cash acquired	—	(658,212)	—	(658,212)
Purchase of property, plant and equipment	(43,601)	(28,394)	(80,272)	(75,348)
Proceeds on sale of property, plant and equipment	4,248	2,936	9,794	5,442

	(39,353)	(683,670)	(70,478)	(728,118)

Financing:
Receipt (repayment) of due to parent company and affiliates	(125,662)	287,311	(120,493)	282,088
Net divisional equity advances	59,805	388,194	76,779	398,485

	(65,857)	675,505	(43,714)	680,573

Increase (decrease) in cash and cash equivalents	(26,231)	11,260	(42,333)	(10,067)
Cash and cash equivalents, beginning of period	73,097	(4,550)	89,199	16,777

Cash and cash equivalents, end of period	$46,866	$6,710	$46,866	$6,710

See accompanying notes to interim combined financial statements.

ENERGY SERVICES AND INTERNATIONAL CONTRACT DRILLING,
Divisions of Precision Drilling Corporation
(Unaudited)
Notes to Interim Combined Financial Statements
Energy Services and International Contract Drilling (the “Combined Entity”) are divisions of Precision Drilling Corporation, a global oilfield services company, and provide a broad range of directional drilling, production and evaluation services as well as international contract drilling services.
1. Basis of Presentation:
The combined financial statements were prepared using accounting policies and methods of their application consistent with those used in the preparation of the Combined Entity’s audited financial statements for the years ended December 31, 2004 and 2003. These interim financial statements conform in all respects to the requirements of generally accepted accounting principles in Canada (“Canadian GAAP”) for annual financial statements with the exception of certain note disclosures regarding balance sheet items and transactions occurring prior to the reporting period. As a result, these interim financial statements should be read in conjunction with the Combined Entity’s audited financial statements for the years ended December 31, 2004 and 2003.
2. Seasonality of Operations:
A significant portion of the Combined Entity’s operations are carried on in Canada. The ability to move heavy equipment in the Canadian oil and natural gas fields is dependent on weather conditions. As warm weather returns in the spring, the winter’s frost comes out of the ground rendering many secondary roads incapable of supporting the weight of heavy equipment until they have thoroughly dried out. The duration of the “spring breakup” has a direct impact on the Combined Entity’s activity levels. In addition, many exploration and production areas in northern Canada are accessible only in winter months when the ground is frozen hard enough to support equipment. The timing of freeze up and spring breakup affects the ability to move equipment in and out of these areas. As a result, March through May is traditionally the slowest time for Canadian operations.

ENERGY SERVICES AND INTERNATIONAL CONTRACT DRILLING,
Divisions of Precision Drilling Corporation
(Unaudited)
Notes to Interim Combined Financial Statements, page 2
3. United States generally accepted accounting principles:
These financial statements have been prepared in accordance with Canadian GAAP which conform with United States generally accepted accounting principles (US GAAP) in all material respects, except as follows:
  (a) Stock-based compensation
Under Canadian GAAP, accounting for stock-based compensation utilizes the fair value method and is applicable to share purchase options granted after January 1, 2002. US GAAP allows the use of either the intrinsic method, as prescribed by Accounting Principles Board (APB) Opinion 25, or the fair value method as prescribed by SFAS 123. The Combined Entity has elected to account for stock-based compensation using the intrinsic method. As such, disclosure of the impact of using the fair value method is required.
Application of the intrinsic method in accordance with APB Opinion 25 would have resulted in an increase in net income of $2.2 million for the three months ended June 30, 2005 (2004 — $0.5 million) and $3.7 million for the six months ended June 30, 2005 (2004 — $1.0 million) with a corresponding increase in Divisional Equity. Had the Combined Entity determined compensation based on the fair value at the date of grant for its options under SFAS 123, net earnings in accordance with U.S. GAAP would have been $11.5 million for the three months ended June 30, 2005 (2004 — $2.6 million) and $59.1 million for the six months ended June 30, 2005 (2004 — $26.9 million).
  (b) Acquisitions
Under U.S. GAAP, when significant acquisitions have occurred, supplemental disclosure is required on a pro forma basis of the results of operations for the current and prior periods as though the business combination had occurred at the beginning of the period unless it is not practicable to do so. At June 30, 2005, the Combined Entity did not have access to sufficient information to provide these disclosures for the acquisitions completed in 2004.

ENERGY SERVICES AND INTERNATIONAL CONTRACT DRILLING,
Divisions of Precision Drilling Corporation
Notes to Interim Combined Financial Statements, page 3
  (c) Recently issued accounting pronouncements
On December 16, 2004, the Financial Accounting Standards Board (FASB) issued SFAS 123R Share Based Payment — An Amendment of FASB Statement No. 123 and 95. The Statement addresses the accounting for transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. Companies will be required to recognize an expense for compensation cost related stock-based compensation on a basis consistent with SFAS 123 for annual periods beginning on or after June 15, 2005.
The application of US accounting principles would have the following impact on the combined financial statements:
Combined Statements of Earnings

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Stated in thousands of dollars)	2005	2004	2005	2004

Net earnings under Canadian GAAP	$11,542	$2,593	$59,090	$26,466

Adjustments under U.S. GAAP Stock-based compensation expense	2,184	506	3,698	999

Net income under U.S. GAAP	13,726	3,099	62,788	27,465
Cumulative translation adjustment	(120)	(8,753)	(2,528)	(8,753)

Comprehensive income (loss) under U.S. GAAP	$13,606	$(5,654)	$60,260	$18,712

Combined Balance Sheets
The application of US accounting principles would have no significant impact on the combined balance sheets.
Combined Statement of Cash Flows
The application of US accounting principles would have no significant impact on the consolidated statement of cash flows, except that under US accounting principles no subtotal for funds provided by operations before changes in non-cash working capital balances is allowed.